Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated September 20, 2024, which includes includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to the consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2024 and 2023, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on September 20, 2024.

We also consent to the reference to our firm under the caption “Experts.”

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

January 31, 2025